UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019

TEB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56049	83-2040340
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2290 North Mayfair Road, Wauwatosa, Wisconsin		53226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (414) 476-6434

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Boards of Directors of TEB Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Equitable Bank, S.S.B. (the “Bank”) appointed current President and Chief Executive Officer John P. Matter as Chairman of the Board and Chief Executive Officer, and appointed current Executive Vice President, Chief Operating Officer and Chief Financial Officer Jennifer L. Provancher as President and Chief Financial Officer, with each appointment effective immediately.

Mr. Matter, age 67, has served as President and Chief Executive Officer of the Bank since 2004, and has also served as Vice Chairman since 2005.

Ms. Provancher, age 60, has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Bank since 2004, and has been employed with the Bank since 1991.

A description of the compensation arrangements between the Bank and each of Mr. Matter and Ms. Provancher can be found in the Company’s Prospectus filed with the Securities Exchange Commission under Securities Act Rule 424(b)(3) on February 22, 2019.

Item 9.01	Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEB Bancorp, Inc.
DATE: July 31, 2019	By:	/s/ John P. Matter
John P. Matter Chairman and Chief Executive Officer